UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2012

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34710	26-0429687
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2100 West Loop South, Ste. 900, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 243-8788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Principal Financial Officer of Savoy Energy Corporation (the “Registrant”) has made a determination that the consolidated financial statements of the Registrant as of December 31, 2010 and for the year then ended as contained in its Annual Report on Form 10-K/A, as well as the consolidated financial statements filed in Form 10-Q for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011, should no longer be relied upon because of errors in such reports.  This conclusion was reached in August 2012, in connection with the preparation of Form 10-K for the fiscal year ended December 31, 2011.

The consolidated financial statements for the year ended December 31, 2010 included $35,000 as compensation expense, that was erroneously recorded as a reduction in paid in capital; related to payments made pursuant to an agreement with a shareholder and working interest participant in certain oil and gas properties to allow the shareholder to put their interest in the properties to the Company. Additionally, the Company is correcting an error in accounting for certain convertible promissory notes. The convertible promissory notes contained conversion features that would require the Registrant to issue common shares upon exercise of the conversion feature that would exceed the Registrant’s authorized common shares. As a result the restated consolidated financial statements will include a derivative liability and a discount to convertible promissory notes (the “note discount”), as well as an increase to interest expense for the related amortization of the note discount.

The effect of the restatement increased total liabilities by $14,498, increased paid in capital by $35,000 and increased the net loss for the year ended December 31, 2010 by $49,518.

a) Balance sheet

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Notes payable, net of note discount of $79,130	518,000	95,500	16,370	438,870
Derivative liability		6,653	100,281	93,627
Total current liabilities	903,781	102,153	116,651	918,279

TOTAL LIABILITIES	912,336	102,153	116,651	926,834

STOCKHOLDERS’ DEFICIT
Additional paid-in-capital	1,797,657	0	35,000	1,832,657
Accumulated deficit	(2,699,415)	56,151	6,653	(2,748,913)
Total stockholders’ deficit	(838,112)	56,151	41,653	(852,610)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$74,224	158,304	158,304	$74,224

       b) Statement of operations

	As reported	Adjustments		As adjusted

General and administrative expense	1,252,698	35,000		1,287,698
Total costs and expenses	984,661	35,000	0	1,019,661
Operating loss	(928,200)	(35,000)	0	(963,200)

OTHER EXPENSES
Interest expense	(11,385)	(21,151)	0	(32,536)
Change in fair value of liability expense			6,653	6,653
Total other expenses	(189,223)	56,151	6,653	(203,721)

Net loss	$(1,117,423)	56,151	6,653	(1,170,666)

The Registrant does not have an audit committee; however, the Principal Financial Officer discussed with the Registrant’s auditors the matters which are the subject of this filing.

The Company is continuing to work on filing amended financial statements for the above mentioned periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVOY ENERGY CORPORATION

DATE: August 31, 2012	By:	/s/ Arthur Bertagnolli
Arthur Bertagnolli
President and Chief Executive Officer